AGREEMENT REGARDING THE
                           ASSIGNMENT OF CONTRACTS,
                       CURE AMOUNTS AND RELATED MATTERS

            AGREEMENT, dated as of February __, 2000 (this "Cure and Assignment Agreement"), is entered into by and among GLOBAL LINK TELECOM CORPORATION, a Delaware Corporation ("Global Link"), GTS HOLDING CORP., INC., a Delaware corporation, TELTIME, INC., a Delaware corporation, NETWORK SERVICES SYSTEM, INC., a Delaware corporation, NETWORK SERVICES SYSTEM, L.P., a Delaware limited partnership, GTS MARKETING, INC., a Delaware corporation, GLOBAL TELECOMMUNICATION SOLUTIONS, L.P., a Delaware limited partnership, NETWORKS AROUND THE WORLD, INC., a New Jersey corporation ("NAWI"), and CENTERPIECE COMMUNICATIONS, INC., a New Jersey corporation (each a "Debtor" and collectively the "Debtors"), GLOBAL TELECOMMUNICATION SOLUTIONS, INC. ("GTS Inc."), RANDOLPH CHERKAS, an individual ("Cherkas"), and GARY LIGUORI, an individual ("Liguori").

            WHEREAS, the Debtors are debtors and debtors-in-possession in joint proceedings under Chapter 11 of the Bankruptcy Code before the United States Bankruptcy Court for the District of Delaware, consolidated for administrative purposes under Case No. 99-3923 (MFW);

            WHEREAS, the Debtors have determined that it is in the best interests of the Debtors' estates to sell the Debtors' prepaid phonecard business and the assets related thereto (the "Business") and the Debtors have been negotiating with various parties for the sale of the Business;

            WHEREAS, the Debtors wish to sell the Business to JD Services, Inc. ("Purchaser") and are negotiating an agreement with Purchaser for the purchase and sale of the Business, including the assignment and assumption of certain contracts, which agreement is subject to (i) "higher and better offers" received at an auction, and (ii) Bankruptcy Court approval;

            WHEREAS Purchaser requires, as a condition of closing on the purchase and sale of the Business, that the Non-compete (as hereinafter defined) be assigned to Purchaser;

            WHEREAS, Cherkas was a director of the Debtors, was an officer and director of the Debtors' parent company, GTS Inc., and Cherkas and Liguori are employees of the Debtor GTS L.P.;

            WHEREAS, Cherkas and Liguori have entered into various agreements with GTS Inc. or NAWI, including the following:

      A. Merger and Reorganization Agreement, dated as of January 31, 1998, among Global Telecommunication Solutions, Inc., Networks Acquisition Corp., Networks Around the World, Inc., Randolph Cherkas and Gary Liguori (the "Merger Agreement");

      B. Non-Negotiable Promissory Note, dated January 31, 1998, in the amount of $900,000 payable to Randolph Cherkas, executed by Global Telecommunication Solutions, Inc. (the "Cherkas Note");

      C. Non-Negotiable Promissory Note, dated January 31, 1998, in the amount of $100,000 payable to Gary Liguori, executed by Global Telecommunication Solutions, Inc. (the "Liguori Note");

      D. Earn Out Agreement, dated as of January 31, 1998 among Global Telecommunication Solutions, Inc. and Randolph Cherkas (the "Earn-out Agreement");

      E. Employment Agreement, dated January 31, 1998, between Global Telecommunication Solutions, Inc. and Randolph Cherkas (the "Cherkas Employment Agreement");

      F. Employment Agreement, dated January 31, 1998, between Global Telecommunication Solutions, Inc. and Gary Liguori (the "Liguori Employment Agreement"); and

      G. Security Agreement, dated January 31, 1998, between Networks Around the World, Inc. as Debtor and Randolph Cherkas and Gary Liguori as the Secured Parties (the "Security Agreement").

The Merger Agreement, Cherkas Note, Liguori Note, Earn-out Agreement, Cherkas Employment Agreement, and the Liguori Employment Agreement may be referred to herein as the "Required Contracts".

            WHEREAS, the Merger Agreement at (pounds)6.2 contains a provision by which Cherkas and Liguori have agreed not to compete with the business of GTS Inc. And affiliates, including the Debtors (the "Non-compete");

            WHEREAS the Non-compete provides that if there is a material breach in payment under the Cherkas Note, Liguori Note, Earn-out Agreement, Cherkas Employment Agreement, or the Liguori Employment Agreement, then Cherkas' and Liguori's obligation under the Non-compete shall cease.

            WHEREAS, GTS Inc. is an obligor under the Cherkas Note, Liguori Note, Earn-out Agreement, Cherkas Employment Agreement and the Liguori Employment Agreement, and the obligations under the Cherkas Note, Liguori Note, and the Earn-out Agreement have been assigned to and assumed by Global Link, without releasing GTS Inc. from its obligations to Cherkas and Liguori thereunder;

            WHEREAS, in order to transfer the Non-compete to Purchaser (which is a condition to Purchaser closing on the purchase and sale of the Business) it will be necessary for Global Link, NAWI, the Debtors and GTS, Inc. to cure defaults under the contracts so that the contracts may be assigned to Purchaser;

            WHEREAS, Cherkas claims that he is owed $900,000 plus approximately $90,000 in interest by Global Link and GTS Inc. under the Cherkas Note.

            WHEREAS, the Debtors and GTS Inc. believe that there are certain offsets to the obligations to make payment to Cherkas under the Cherkas Note, including (I) an offset in the amount of approximately $375,000 based upon an agreement with Cherkas to allow an offset for a loss sustained by the Debtors due to the failure of a carrier, Access Telecom, Inc., to provide service to the Debtors (the "Access Offset"); and (ii) an agreement by Cherkas to convert the remaining debt under the note to equity in GTS Inc. at the rate of $.80/share (the "Conversion Offset"). Thus, the Debtors and GTS Inc. believe that the Access Offset and the Conversion Offset completely offset all amounts due under the Cherkas Note, and therefore, the Debtors and GTS Inc. believe their liability to Cherkas under the Cherkas Note can be completely satisfied by the application of the Access Offset and delivery of the stock under the Conversion Offset.

            WHEREAS, Liguori claims that he is owed $100,000 plus approximately $10,000 in interest by Global Link and GTS Inc. under the Liguori Note.

            WHEREAS, Cherkas alleges that he is owed $876,157.00 by Global Link and GTS Inc. under the Earn-out Agreement for sales during the periods ending July 31, 1999, that such amount was payable on October 31, 1999 and now is past due and accruing interest. Cherkas also alleges that for sales for the period from August 1, 1999 through January 31, 2000, he will be entitled to an additional payment, in the estimated amount of approximately $322,000, payable on April 30, 2000.

            WHEREAS, the Debtors and GTS Inc. believe that there are certain offsets or defenses to the obligations to make certain payments to Cherkas under the Earn-out

Agreement, including that no payment is or will become due for the period from August 1, 1999 through January 31, 2000.

            WHEREAS, Cherkas claims that he is entitled to approximately $64,167 for unpaid salary under his Employment Agreement and Liguori claims that he is entitled to approximately $9,000 for unpaid second quarter bonuses and $6,000 for unpaid fourth quarter bonuses under his Employment Agreement.

            WHEREAS, Cherkas also alleges that he is entitled to interest, attorneys' fees and costs relating to his claims under the Earn-out Agreement.

            WHEREAS, Cherkas and Liguori are not aware of any other claims which they may have against GTS Inc. or the Debtors other than the claims set forth herein.

            WHEREAS, the Debtors, GTS Inc., Cherkas and Liguori wish to avoid litigation over the issues set forth herein, acknowledge that this agreement was negotiated in good faith with all parties having the advice of counsel, and the parties believe that the agreements contained herein are in the best interest of the Debtors' estates and all parties hereto;

            NOW THEREFORE, IT IS HEREBY AGREED, by and between the Debtors, GTS Inc., Cherkas and Liguori that:

            1. The Debtors and GTS Inc. shall be entitled to reduce the Cherkas Note to zero, based upon the Access Offset and the Conversion Offset, and shall no longer have any liability under the Cherkas Note, upon compliance with paragraph 4 of this Cure and Assignment Agreement.

            2. Three weeks after the Closing of a sale to Purchaser, the Debtors shall pay to Liguori $110,000 for unpaid obligations under the Liguori Note. At the Closing of a sale to Purchaser, GTS Inc. shall deliver to Liguori 50,000 shares of GTS common stock subject to trading restrictions and exemptions under applicable securities laws ("Rule 144 Stock").

            3. On the date that the true-up referred to in Section 1.7 of the Asset Purchase Agreement is finalized, to cure all defaults under the Earn-out Agreement and to compensate Cherkas for any damages he may have suffered, Cherkas shall be entitled to receive from the Debtors an amount, up to an additional $1,198,157, equal to: (a) directly from Purchaser, all of the proceeds resulting from the true-up from Purchaser with the Debtors up to $500,000; and (b) 70% of the amount of the Debtors' available cash remaining after deducting amounts for unpaid administrative expenses accrued and reasonably expected to be incurred through the effective date of a confirmed plan. In addition to the amount set forth in subparagraph 3(b) hereof, Cherkas shall be entitled to an administrative priority claim, subordinate to all other administrative priority claims, for 70% of the amount of the Debtors' available cash remaining after payment of all other allowed administrative priority claims, payable on the effective date of a plan.

            4. Within two business days of executing this Agreement, GTS Inc. shall deliver to Cherkas 769,750 shares of GTS Rule 144 common stock in consideration of Cherkas' conversion of a portion of the Cherkas Note in accordance with the Conversion

Offset. Failure to deliver such stock as provided in this paragraph shall be a material breach of the Required Contracts.

            5. At the Closing of a sale to Purchaser, GTS, Inc. shall: (a) pay $30,000 to Cherkas; and (b) assign (or cause to be assigned) to Cherkas GTS, Inc.'s interest in the trademarks/tradenames "Networks Around the World, Inc." and "Centerpiece Communications, Inc." to compensate Cherkas for interest and other costs incurred in accordance with the provisions of the Earn-out Agreement. At the Closing the Debtors shall assign to Cherkas the Debtors' interests in the trademarks/tradenames Networks Around the World, Inc." and "Centerpiece Communications, Inc." Failure to make such payments and deliver such assignments as provided in this paragraph shall be a material breach of the Required Contracts.

            6. At the Closing of a sale to Purchaser, GTS, Inc. shall pay to Cherkas $64,167 for unpaid obligations under the Cherkas Employment Agreement. Failure to make such payment as provided in this paragraph shall be a material breach of the Required Contracts.

            7. At the Closing of a sale to Purchaser, GTS Inc. shall pay to Liguori $15,000 for unpaid obligations under the Liguori Employment Agreement. Failure to make such payment as provided in this paragraph shall be a material breach of the Required Contracts.

            8. At the Closing of a sale to Purchaser, the Debtors will assign to the Purchaser their rights and interests in all of the Required Contracts, including, but not limited to, the Merger Agreement, the Cherkas and Liguori Notes and the Earn-out Agreement.

            9. At the Closing of a sale to Purchaser, GTS Inc. will assign to the Purchaser its rights, if any, under all of the Required Contracts, including, but not limited to, the Merger Agreement, the Cherkas Note, the Liguori Note, the Earn-out Agreement and the Cherkas and Liguori Employment Agreements.

            10. Cherkas and Liguori each acknowledge that compliance with paragraphs 2, 3, 4, 5, 6 and 7 of this Agreement:

            a. cures all of the Debtors' defaults under the Required Contracts, as required by 365(b)(1)(A) of the Bankruptcy Code;

            b. compensates each of them for any actual pecuniary loss resulting from any of the Debtors' defaults under the Required Contracts, as required by (pound)365(b)(1)(B) of the Bankruptcy Code;

            c. provides each of them with adequate assurance of future performance of the obligations under the Required Contracts, as required by (pound)365(b)(1)(C) of the Bankruptcy Code.

            11. Upon full compliance with paragraphs 2, 3, 4, 5, 6 and 7 of this Cure and Assignment Agreement by the Debtors, GTS Inc., to the extent that any default remains uncured, any damages have not been paid or assurance of future performance has not been given, Cherkas and Liguori each waive any rights they may have against the Debtors and the Purchaser with respect thereto.

            12. Cherkas and Liguori consent to the assignment of the Required Contracts at the Closing of a sale to Purchaser, subject to and conditioned upon performance of the terms and conditions set forth in paragraphs 2, 3, 4, 5, 6 and 7 of this Cure and Assignment Agreement.

            13. If requested, Cherkas and Liguori will, upon receipt of the common stock and amounts due under paragraphs 2, 3, 4, 5, 6 and 7 hereof and receipt of the assumption agreement under paragraph 14 hereof, provide to Purchaser a writing, in a form reasonably acceptable to Purchaser:

            a. consenting to the assignment to and assumption by the Purchaser of the Required Contracts;

            b. acknowledging that the Required Contracts remain in full force and effect and agreeing to be bound by the provisions of the Required Contracts, including but not limited to the Restrictive Covenant contained in (pound)6.2 of the Merger Agreement;

            c. acknowledging that all defaults of the Debtors existing as of Closing under the Required Contracts have been cured or waived by each Cherkas and Liguori, except as set forth in paragraph 16 hereof;

            d. acknowledging that they each have been compensated for damages suffered as a result of any breach by the Debtors of the Required Contracts existing as of Closing or have waived any such right, except as set forth in paragraph 16 hereof;

            e. acknowledging that they each have been provided with adequate assurance of future performance under the Required Contracts or have waived any such right;

            f. acknowledging and agreeing that the Required Contracts are modified, and that in consideration of the payments received and to be received, Cherkas and Liguori waive any rights against the Debtors they may have under the Required Contracts, except for the right to receive the following, which obligations are being assumed by the Purchaser:

                  (1) The obligations to pay salary and bonuses and to provide benefits to Cherkas under the Cherkas Employment Agreement; and

                  (2) The obligations to pay salary and bonuses and to provide benefits to Liguori under the Liguori Employment Agreement.

            14. At the Closing of a sale to Purchaser the Debtors' will attempt to obtain from Purchaser a writing in a form reasonably acceptable to Cherkas and Liguori acknowledging and agreeing that Purchaser has assumed liability to Cherkas and Liguori for the obligations set forth in paragraph 13(f) hereof.

            15. At the Closing of a sale to Purchaser, the Debtors (but not GTS, Inc.) on one side and Cherkas and Liguori on the other shall exchange mutual releases substantially in the form set forth below:

            Cherkas and Liguori, on one side, and the Debtors on the other, for good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, release and discharge each other and each others' heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against each other and each others successors and assigns they ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing, including, but not limited to claims arising out of or relating to the Required Contracts, excepting however, the obligations under this Agreement Regarding The Assignment of Contracts, Cure Amounts and Related Matters.

            16. Conditioned and effective upon receipt of the common stock, the amounts due under paragraphs 2, 4, 5, 6 and 7 hereof and, in addition to the amounts under paragraphs 2, 4, 5, 6 and 7 hereof, payment within six (6) months of the Closing Date of $700,000 of the amount referred to in paragraph 3 hereof Cherkas and Liguori release and discharge GTS Inc. and its parents, subsidiaries, affiliates, officers, directors, agents, shareholders and employees from all obligations under the Required Contracts, excepting however, the obligations under this Agreement Regarding The Assignment of Contracts, Cure Amounts and Related Matters.

            17. Conditioned and effective upon the deliveries required under paragraph 13 hereof, GTS, Inc. releases and discharges Cherkas and Liguori and their heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which GTS Inc. and its successors and assigns ever had, now have or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing, including, but not limited to claims arising out of or relating to the Required Contracts, excepting however, the obligations under this Agreement Regarding The Assignment of Contracts, Cure Amounts and Related Matters.

            18. The parties hereto each acknowledge and agree that Purchaser is deemed to be an intended third party beneficiary of the agreements contained herein, but that Cherkas and Liguori do not, by signing this Agreement, consent to assumption and assignment on these terms by any other buyer.

            19. This Cure and Assignment Agreement may not be changed orally but may be modified by a writing signed by all the parties hereto. If such modification is made by the parties after they shall have received Bankruptcy Court approval of this Cure and

Assignment Agreement, any such modification shall have the same force and effect as if it had been approved by the Bankruptcy Court.

            20. This Agreement is conditioned upon and becomes effective only upon the closing of a sale of the Debtors' business to the Purchaser, which sale requires the assignment of the Non-compete.

            21. Nothing in this Cure and Assignment Agreement shall be deemed a waiver of any existing defaults under the Required Contracts, except as set forth in paragraphs 10, 11, 13,15, 16 and 17 hereof.

            22. This Agreement is subject to Bankruptcy Court approval.

GLOBAL LINK TELECOM CORPORATION           GTS HOLDING CORP., INC.

/s/ Lee R. Montellaro                     /s/ Lee R. Montellaro
-------------------------------           -----------------------------------
By: Lee R. Montellaro                     By: Lee R. Montellaro
Title:Chief Financial Officer             Title:Chief Financial Officer


NETWORK SERVICES SYSTEM, INC.             TELTIME, INC.

/s/ Lee R. Montellaro                     /s/ Lee R. Montellaro
-------------------------------           -----------------------------------
By: Lee R. Montellaro                     By: Lee R. Montellaro
Title:Chief Financial Officer             Title:Chief Financial Officer


NETWORK SERVICES SYSTEM, L.P.             GTS MARKETING, INC.

/s/ Lee R. Montellaro                     /s/ Lee R. Montellaro
-------------------------------           -----------------------------------
By: Lee R. Montellaro                     By: Lee R. Montellaro
Title:Chief Financial Officer             Title:Chief Financial Officer

GLOBAL TELECOMMUNICATION SOLUTIONS, L.P.

/s/ Lee R. Montellaro
-----------------------------------------
By: Lee R. Montellaro
Title:Chief Financial Officer


NETWORKS AROUND THE WORLD, INC.           CENTERPIECE COMMUNICATIONS, INC.

/s/ Lee R. Montellaro                     /s/ Lee R. Montellaro
-------------------------------           -----------------------------------
By: Lee R. Montellaro                     By: Lee R. Montellaro
Title:Chief Financial Officer             Title:Chief Financial Officer


GLOBAL TELECOMMUNICATION SOLUTIONS, INC.

/s/ Lee R. Montellaro
----------------------------------------
By: Lee R. Montellaro
Title:Chief Financial Officer


RANDOLPH CHERKAS                          GARY LIGUORI

/s/ RANDOLPH CHERKAS                      /s/ GARY LIGUORI
-------------------------------           -----------------------------------


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